Exhibit 99.2

FINAL - FOR RELEASE
         CONTACTS:

Investor Contact: Brett Ellis
(866) 377-3747
        bellis@fairpoint.com

Media Contact:  Rose Cummings
(704) 602-7304
                              rcummings@fairpoint.com

FAIRPOINT ELECTS JANE E. NEWMAN AS LEAD DIRECTOR OF ITS
BOARD OF DIRECTORS

Election Follows Recent Appointment to FairPoint’s Board of Directors

CHARLOTTE, N.C. (October 18, 2007)– FairPoint Communications, Inc. (NYSE: FRP), a leading provider of communications services to rural and small urban communities across the country, today announced that its Board of Directors has elected Jane E. (Bonnie) Newman as Lead Director of the Company’s Board of Directors. Newman was named to the Board on August 22, 2007 for a three-year term. Newman’s appointment expanded the board to six members, which remains unchanged. Newman had been selected by Verizon Communications Inc. as one of its designees to the FairPoint Board of Directors pursuant to the terms of the merger agreement under which FairPoint has agreed to acquire Verizon’s landline operations in Maine, Vermont and New Hampshire.  Newman was appointed to fill a vacancy on the board.

Gene Johnson, chairman and CEO of FairPoint, commented, “Bonnie has had an immediate positive impact on our board and we are recognizing her for her efforts. Her leadership and professional associations within the New England region, particularly in Maine, New Hampshire and Vermont, have proved to be invaluable and her promotion to Lead Director will enable her to continue her good work with the full backing and support of our other high-caliber board members. We look forward to her continued contributions in the future.”

About FairPoint
FairPoint is a leading provider of communications services to rural and small urban communities across the country. Incorporated in 1991, FairPoint's mission is to acquire and operate telecommunications companies that set the standard of excellence for the delivery of service to rural and small urban communities. Today, FairPoint owns and operates 30 local exchange companies located in 18 states offering an array of services, including local and long distance voice, data, Internet and broadband offerings. FairPoint is traded on the New York Stock Exchange under the symbol “FRP”.

This press release may contain forward-looking statements by FairPoint that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions and statements related to potential cost savings and synergies expected to be realized in the merger. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in FairPoint’s filings with the Securities and Exchange Commission ("SEC"), including, without limitation, the risks described in FairPoint’s most recent Annual Report on Form 10-K on file with the SEC.  These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements.  All information is current as of the date this press release is issued, and FairPoint undertakes no duty to update this information.  Source: FairPoint Communications, Inc., www.fairpoint.com.

FairPoint has filed, and the SEC has declared effective, a registration statement in connection with the proposed merger.  FairPoint urges investors to read these documents and other materials filed and to be filed by FairPoint relating to the proposed merger because they contain and will contain important information.  Investors can obtain copies of the registration statement, as well as other filed documents containing information about FairPoint and the proposed merger, at www.sec.gov, the SEC’s website. Investors may also obtain free copies of these documents and FairPoint’s other SEC filings at www.fairpoint.com under the Investor Relations section, or by written request to FairPoint Communications, Inc., 521 E. Morehead Street, Suite 250, Charlotte, NC 28202, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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